Registration No. 333-__________

As filed with the Securities and Exchange Commission on July 21, 2011

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

The Securities Act of 1933

MODINE MANUFACTURING COMPANY

(Exact Name of Registrant as Specified in Charter)

Wisconsin (State of Incorporation)	39-0482000 (I.R.S. Employer Identification No.)

1500 DeKoven Avenue Racine, Wisconsin (Address of Principal Executive Offices)	53403 (Zip Code)

________________________________________

Modine Manufacturing Company 2008 Incentive Compensation Plan

________________________________________

Margaret C. Kelsey

Vice President, Corporate Development,

General Counsel and Secretary

Modine Manufacturing Company

1500 DeKoven Avenue

Racine, Wisconsin  53403

(262) 636-1200

(Name, address and telephone number, including area code, of agent for service)

With copies to:

C.J. Wauters

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin  53202

(414) 273-3500

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.625 par value per share	3,250,000(1)	$14.59(2)	$47,417,500.00	$5,505.17(2)

 (1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount to be registered includes an indeterminate number of shares of Common Stock that may become issuable as a result of stock dividend, stock split, stock distribution or other recapitalization, as provided in the Plan.

(2)

Registration fee calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended.  The registration fee is based on the average of the high and low price of a share of the Common Stock on July 18, 2011 on the New York Stock Exchange.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”).  The information in the Registration Statement on Form S-8 relating to the Modine Manufacturing Company 2008 Incentive Compensation Plan, originally filed by Modine Manufacturing Company pursuant to the Securities Act on July 17, 2008 (Registration No. 333-152377), is hereby incorporated by reference into this Registration Statement.

Exhibits

5

Opinion of Godfrey & Kahn, S.C.

23(a)

Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

23(b)

Consent of PricewaterhouseCoopers LLP

99

Modine Manufacturing Company 2008 Incentive Compensation Plan, as amended and restated effective May 18, 2011 (incorporated by reference to Appendix A to the Registrant’s Proxy Statement dated June 28, 2011 for its 2011 Annual Meeting of Shareholders).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on July 21, 2011.

MODINE MANUFACTURING COMPANY

By:

/s/ Thomas A. Burke

Thomas A. Burke

President and Chief Executive Officer

Power of Attorney.   Each person whose signature appears below constitutes and appoints Margaret C. Kelsey and Catherine S. Powell, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Burke	President, Chief Executive Officer and Director	July 21, 2011
Thomas A. Burke	(Principal Executive Officer)

/s/ Michael B. Lucareli	Vice President, Finance, Chief Financial Officer	July 21, 2011
Michael B. Lucareli	and Treasurer (Principal Financial Officer)

/s/ Gary L. Neale	Director	July 21, 2011
Gary L. Neale

/s/ David J. Anderson	Director	July 21, 2011
David J. Anderson

/s/ Charles P. Cooley	Director	July 21, 2011
Charles P. Cooley

/s/ Suresh V. Garimella	Director	July 21, 2011
Suresh V. Garimella

/s/ Frank W. Jones	Director	July 21, 2011
Frank W. Jones

/s/ Dennis J. Kuester	Director	July 21, 2011
Dennis J. Kuester

/s/ Larry O. Moore	Director	July 21, 2011
Larry O. Moore

/s/ Christopher W. Patterson	Director	July 21, 2011
Christopher W. Patterson

SIGNATURES (continued)

Signature	Title	Date

/s/ Mary L. Petrovich	Director	July 21, 2011
Mary L. Petrovich

/s/ Marsha C. Williams	Director	July 21, 2011
Marsha C. Williams

/s/ Michael T. Yonker	Director	July 21, 2011
Michael T. Yonker

EXHIBIT INDEX

Opinion of Godfrey & Kahn, S.C.

23(a)

Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

23(b)

Consent of PricewaterhouseCoopers LLP

Modine Manufacturing Company 2008 Incentive Compensation Plan, as amended and restated effective May 18, 2011 (incorporated by reference to Appendix A to the Registrant’s Proxy Statement dated June 28, 2011 for its 2011 Annual Meeting of Shareholders).

5